Exhibit 99.1
Investor and Media Contact: Jaime Buell
Investor Relations Manager
704.940.2929
jbuell@cogdell.com
FOR IMMEDIATE RELEASE
Thursday, August 4, 2011
COGDELL SPENCER ANNOUNCES SECOND QUARTER 2011 RESULTS
Recent Highlights
•	Increased portfolio occupancy to 91.2%
•	Acquired two buildings with a strategic joint venture partner
•	Increased contract pipeline
Charlotte, N.C. (August 4, 2011) — Cogdell Spencer Inc. (the “Company” or “we”) (NYSE:CSA), healthcare’s preferred real estate partner, is a real estate investment trust (“REIT”) focused on planning, owning, developing, constructing, and managing medical facilities. Through strategically managed, customized facilities, we help our clients deliver superior healthcare.
Recent highlights will be covered in detail on our Second Quarter 2011 Earnings Call and Webcast. We encourage participants to access the webcast for our slide show presentation.
Conference Call and Webcast
The webcast is accessible live via the Internet at www.cogdell.com through the “Second Quarter 2011 Earnings Call” link on the Investor Relations homepage. In addition to webcast access, you may attend the Second Quarter 2011 Earnings Call on Friday, August 5, 2011 at 10:00 a.m. Eastern Time (ET) via teleconference. The number to call is (877) 317-6789 (domestic) or +1 (412) 317-6789 (international). A conference identification number is not required.
An audio playback will be available until September 6, 2011 at 9:00 a.m. ET. To access the playback, please dial (877) 344-7529 (domestic) or +1 (412) 317-0088 (international) and enter the conference code: 451770. The webcast can also be accessed for one year via the Internet at www.cogdell.com through the “Second Quarter 2011 Earnings Call” link on the Investor Relations page, under Press Releases and News and Audio Archives.

Second Quarter 2011 Financial Results
Results for the three and six months ended June 30, 2011
Funds from Operations Modified (“FFOM”) and FFOM per share and operating partnership unit for the three and six months ended June 30, 2011, and a comparison to our prior year results, are as follows (in thousands, except per share and operating partnership unit data):

	For the Three Months Ended		For the Six Months Ended
	June 30, 2011	June 30, 2010	June 30, 2011	June 30, 2010
FFOM	$2,064	$(6,847)	$5,724	$4,303
Impact of litigation provision, impairment charges, and CEO retirement expense	1,800	13,393	1,800	13,393

FFOM, excluding non-recurring events and impairment charges	$3,864	$6,546	$7,524	$17,696

Per share and operating partnership unit data:
FFOM	$0.04	$(0.13)	$0.10	$0.08
Impact of litigation provision, impairment charges, and CEO retirement expense	0.03	0.25	—	0.26
FFOM, excluding non-recurring events and impairment charges	0.07	0.12	0.10	0.34
FFOM adds back to traditionally defined Funds from Operations (“FFO”) non-cash amortization of non-real estate related intangible assets associated with purchase accounting. A reconciliation of net loss to FFOM and FFO for the three and six months ended June 30, 2011 and 2010 is set forth in the tables attached to this press release.
FFO and FFO per share and operating partnership unit for the three and six months ended June 30, 2011, and a comparison to our prior year results, are as follows (in thousands, except per share and operating partnership unit data):

	For the Three Months Ended		For the Six Months Ended
	June 30, 2011	June 30, 2010	June 30, 2011	June 30, 2010
FFO	$1,833	$(7,221)	$5,261	$3,555
Impact of litigation provision, impairment charges, and CEO retirement expense	1,800	13,393	1,800	13,393

FFO, excluding non-recurring events and impairment charges	$3,633	$6,172	$7,061	$16,948

Per share and operating partnership unit data:
FFO	$0.03	$(0.13)	$0.09	$0.07
Impact of litigation provision, impairment charges, and CEO retirement expense	0.03	0.24	—	0.25
FFO, excluding non-recurring events and impairment charges	0.06	0.11	0.09	0.32

Net loss attributable to our common stockholders and net loss attributable to our common stockholders per share for the three and six months ended June 30, 2011, and a comparison to our prior year results, are as follows (in thousands, except per share data):

	For the Three Months Ended		For the Six Months Ended
	June 30, 2011	June 30, 2010	June 30, 2011	June 30, 2010
Net loss attributable to Cogdell Spencer Inc. common shareholders	$(4,986)	$(12,019)	$(8,116)	$(8,736)
Litigation provision, impairment charges, and CEO retirement expense attributable to Cogdell Spencer Inc. common stockholders	1,571	11,451	1,571	11,397

Net income (loss) attributable to Cogdell Spencer Inc. common stockholders, excluding litigation provision, impairment charges, and CEO retirement expense	$(3,415)	$(568)	$(6,545)	$2,661

Per share data:
Litigation provision, impairment charges, and CEO retirement expense attributable to Cogdell Spencer Inc. common stockholders	$(0.10)	$(0.26)	$(0.16)	$(0.20)
Net income (loss) attributable to Cogdell Spencer Inc. common stockholders, excluding litigation provision, impairment charges, and CEO retirement expense	0.03	0.25	0.03	0.26
Net income (loss) attributable to Cogdell Spencer Inc. common shareholders, excluding non-recurring events and impairment charges	(0.07)	(0.01)	(0.13)	0.06
As of June 30, 2011, we owned and/or managed 116 medical office buildings and healthcare related facilities, totaling approximately 6.1 million net rentable square feet. Our portfolio consists of:

		Net Rentable
	Number of	Square Feet	Percentage
	Properties	(in millions)	Leased
Stabilized properties:
Wholly-owned	61	3.33
Consolidated joint ventures	5	0.34

Total stabilized properties	66	3.67	91.2%
Fill-up properties(1):	3	0.22	82.7	%(2)

Total consolidated properties	69	3.89
Unconsolidated joint venture properties	3	0.21
Properties managed for third parties	44	1.99

Total portfolio	116	6.09

(1)	Fill-up is the time period for a newly available property to attract tenants and reach stabilized occupancy.

(2)	Includes approximately 27,000 net rentable square feet that is leased and under construction. Date of occupancy is scheduled for third quarter 2011.
The following table outlines certain charges incurred within the three and six months ended June 30, 2011 and 2010, respectively:

	For the Three Months Ended		For the Six Months Ended
	June 30, 2011	June 30, 2010	June 30, 2011	June 30, 2010
Litigation accrual	$1,800	$—	$1,800	$—
Goodwill and intangible asset impairment charges, net of income tax benefit	—	10,848	—	10,848
CEO retirement compensation expense, net of tax expense	—	2,545	—	2,545
Litigation Provision
In the three and six months ended June 30, 2011, we accrued $1.8 million relating to a litigation charge. In the normal course of business, the design-build and development segment is subject to claims, lawsuits, and legal proceedings. While it is not possible to ascertain with certainty the ultimate outcome of such matters, in management’s opinion, the liabilities, if any, in excess of amounts provided or covered by insurance, have a maximum reasonable possible loss of approximately $3.1 million. We have evaluated exposures related to these matters and have accrued a total reserve of $3.1 million as of June 30, 2011, the above referenced $1.8 million being recorded in the three and six months ended June 30, 2011.

Property Acquisitions
In June 2011, we acquired two buildings totaling approximately 159,000 net rentable square feet for a total approximate investment of $34.8 million. St. Elizabeth Covington Medical Center, located in Covington, Kentucky, is located on campus with the St. Elizabeth Healthcare hospital system and represents the strengthening of that client relationship, created with our January 2011 acquisition. Doylestown Health & Wellness Center, located in Doylestown, Pennsylvania, is located on campus with Doylestown Hospital and represents a new client relationship.
Design-Build Contracts
During the quarter, we signed three new design-build contracts with aggregate design-build contract value of $8.0 million. Our contract pipeline increased from $104.1 million at the end of the first quarter to $129.5 million at the end of the second quarter. Our contract pipeline is the estimated dollar value of future design-build revenues from Project Design Agreements (“PDAs”) that are currently either in project analysis or design development.
Capital Transactions
On August 2nd, we closed on an $80.8 million term loan facility and used the proceeds to refinance $58.6 million of certain mortgages that mature in 2011 and 2012 and to pay down $22.2 million of our secured revolving credit facility. The facility is for a three year term with one, one-year extension option and contains an accordion feature to expand the facility to a total of $130.8 million. Covenants for the facility are substantially consistent with those for our $200 million secured revolving credit facility with the addition of a debt service coverage ratio measured based on net operating income attributable to the underlying property. Repayment is interest only based on our overall leverage ranging from LIBOR plus 3.25% to LIBOR plus 4.00%. We expect the initial spread over LIBOR to be 3.50%. Initial security for the facility is a pledge of our ownership interests in our subsidiaries that own the underlying properties; provided however, that we would be required to deliver mortgages over the underlying properties if we exceed a specified leverage ratio or fail to meet a specified fixed charge ratio.
Dividends
On June 10, 2011, we announced that our Board of Directors had declared a quarterly dividend of $0.10 per share and OP Unit that was paid in cash on July 20, 2011 to holders of record on June 24, 2011. The $5.1 million dividend covered our second quarter of 2011.
On August 4, 2011, we announced that our Board of Directors declared a quarterly dividend of $0.53125 per share on our Series A preferred shares for the period June 1, 2011 to August 31, 2011. The dividend will be paid on September 1, 2011, to holders of record on August 18, 2011.
Outlook
We revised our annual FFOM guidance in the second quarter of 2011 to be in the range of $0.30 to $0.33 per share and operating partnership unit, excluding the litigation charge, for the year ending December 31, 2011. Our guidance assumes the following: (i) acquisitions of $41.0 million to $60.0 million; (ii) no dispositions; (iii) developments of $40.0 million to $45.0 million; (iv) third party design-build revenue of $80.0 million to $95.0 million; (v) design-build gross margins of 12.0% to 14.0%; and (vi) corporate general and administrative expenses of $9.5 million to $10.5 million. Our guidance excludes any additional capital transaction or impairments.

A reconciliation of the range of projected net income (loss) to projected FFO and FFOM for the year ending December 31, 2011 is set forth below:

	Guidance Range for the
	Year Ending December 31, 2011
(In thousands, except per share and unit data)	Low		High
Net income (loss)	$(4,300)	—	$(3,600)
Plus real estate related depreciation and amortization	28,500	—	30,000
Less noncontrolling interests in real estate partnerships, before real estate related depreciation and amortization	(2,500)	—	(2,500)
Less dividends on preferred stock	(6,300)		(6,300)

Funds from Operations (FFO)	15,400	—	17,600
Plus amortization of intangibles related to purchase accounting, net of income tax benefit	500	—	500

Funds from Operations Modified (FFOM)	15,900		18,100
Litigation provision	1,800		1,800

FFOM, excluding litigation provision	$17,700	—	$19,900

FFO per share and unit — diluted	$0.26	—	$0.30
FFOM per share and unit — diluted	$0.27	—	$0.30

FFO per share and unit — diluted, excluding litigation provision	$0.29	—	$0.33
FFOM per share and unit — diluted, excluding litigation provision	$0.30	—	$0.33

Weighted average shares and units outstanding — basic and diluted	59,500	—	59,500
Supplemental operating and financial data are available in the Investor Relations section of our Web site at www.cogdell.com.
FFO is a supplemental non-GAAP financial measure used by the real estate industry to measure the operating performance of real estate companies. FFOM adds back to traditionally defined FFO non-cash amortization of non-real estate related intangible assets associated with purchase accounting. We present FFO and FFOM because we consider them important supplemental measures of operational performance. We believe FFO is frequently used by securities analysts, investors and other interested parties in the evaluation of REITs, many of which present FFO when reporting their results. We believe that FFOM allows securities analysts, investors and other interested parties to evaluate current period results to results prior to the acquisition of MEA Holdings, Inc. FFO and FFOM are intended to exclude GAAP historical cost depreciation and amortization of real estate and related assets, which assumes that the value of real estate assets diminishes ratably over time. Historically, however, real estate values have risen or fallen with market conditions. Because FFO and FFOM excludes depreciation and amortization unique to real estate, gains and losses from property dispositions and extraordinary items, they provide performance measures that, when compared year over year, reflect the impact to operations from trends in occupancy rates, rental rates, operating costs, development activities and interest costs, providing a perspective not immediately apparent from net income. We compute FFO in accordance with standards established by the Board of

Governors of NAREIT in its March 1995 White Paper (as amended in November 1999 and April 2002), which may differ from the methodology for calculating FFO and FFOM utilized by other equity REITs and, accordingly, may not be comparable to such other REITs. We adjust the NAREIT definition to add back noncontrolling interests in consolidated real estate partnerships before real estate related depreciation and amortization, acquisition-related expenses, and deduct dividends on preferred stock. Further, FFO and FFOM do not represent amounts available for management’s discretionary use because of needed capital replacement or expansion, debt service obligations, or other commitments and uncertainties. FFO and FFOM should not be considered as an alternative to net income (loss) (computed in accordance with GAAP) as an indicator of our performance, nor are they indicative of funds available to fund our cash needs, including our ability to pay dividends or make distributions. A reconciliation from GAAP net loss to FFO and FFOM is included as an attachment to this press release.
About Cogdell Spencer Inc.
Charlotte-based Cogdell Spencer Inc. (NYSE:CSA), healthcare’s preferred real estate partner, is a REIT focused on planning, owning, developing, constructing, and managing medical facilities. Through strategically managed, customized facilities, we help our clients deliver superior healthcare. Learn more about Cogdell Spencer Inc. and its subsidiaries at www.cogdell.com.
Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The forward-looking statements reflect our views about future events and are subject to risks, uncertainties, assumptions, and changes in circumstances that may cause actual results to differ materially. Factors that may contribute to these differences include, but are not limited to the following: our business strategy; our ability to comply with financial covenants in our debt instruments; our access to capital; our ability to obtain future financing arrangements, including refinancing existing arrangements; estimates relating to our future distributions; our understanding of our competition; our ability to renew our ground leases; legislative and regulatory changes (including changes to laws governing the taxation of REITs and individuals); increases in costs of borrowing as a result of changes in interest rates and other factors; our ability to maintain our qualification as a REIT due to economic, market, legal, tax, or other considerations; changes in the reimbursement available to our tenants by government or private payors; our tenants’ ability to make rent payments; defaults by tenants and customers; customers’ access to financing; delays in project starts and cancellations by customers; our ability to convert design-build project opportunities into new engagements for us; market trends; and projected capital expenditures. For a further list and description of such risks and uncertainties, see our reports filed with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the year ended December 31, 2010. Although we believe the expectations reflected in such forward-looking statements are based on reasonable assumptions, it can give no assurance that its expectations will be realized. We disclaim any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Cogdell Spencer Inc.
Condensed Consolidated Balance Sheets
(In thousands)
(unaudited)

	June 30, 2011	December 31, 2010
Assets
Real estate properties:
Operating real estate properties	$677,880	$634,291
Less: Accumulated depreciation	(132,198)	(119,141)

Total operating real estate properties, net	545,682	515,150
Construction in progress	45,010	22,243

Total real estate properties, net	590,692	537,393
Cash and cash equivalents	16,383	12,203
Restricted cash	4,241	6,794
Tenant and accounts receivable, net	12,368	11,383
Goodwill	22,882	22,882
Intangible assets, net	22,249	18,601
Other assets	27,551	23,684

Total assets	$696,366	$632,940

Liabilities and Equity
Mortgage notes payable	$325,644	$317,303
Revolving credit facility	95,000	45,000
Accounts payable	15,315	11,368
Billings in excess of costs and estimated earnings on uncompleted contracts	2,432	1,930
Other liabilities	52,707	39,819

Total liabilities	491,098	415,420
Commitments and contingencies
Equity:
Cogdell Spencer Inc. stockholders’ equity:
Preferred stock, $0.01 par value; 50,000 shares authorized:
8.5000% Series A Cumulative Redeemable Perpetual Preferred Shares (liquidation preference $25.00 per share), 2,940 and 2,600 shares issued and outstanding in 2011 and 2010, respectively	73,500	65,000
Common stock, $0.01 par value, 200,000 shares authorized, 51,080 and 50,870 shares issued and outstanding in 2011 and 2010, respectively	511	509
Additional paid-in capital	418,553	417,960
Accumulated other comprehensive loss	(3,772)	(3,339)
Accumulated deficit	(306,022)	(287,798)

Total Cogdell Spencer Inc. stockholders’ equity	182,770	192,332
Noncontrolling interests:
Real estate partnerships	6,756	6,452
Operating partnership	15,742	18,736

Total noncontrolling interests	22,498	25,188

Total equity	205,268	217,520

Total liabilities and equity	$696,366	$632,940

Cogdell Spencer Inc.
Condensed Consolidated Statements of Operations
(In thousands, except per share amounts)
(unaudited)

	For the Three Months Ended		For the six Months Ended
	June 30, 2011	June 30, 2010	June 30, 2011	June 30, 2010
Revenues:
Rental revenue	$23,136	$20,995	$46,190	$42,240
Design-Build contract revenue and other sales	17,641	15,236	32,881	50,672
Property management and other fees	760	761	1,536	1,578
Development management and other income	41	17	115	120

Total revenues	41,578	37,009	80,722	94,610

Expenses:
Property operating and management	9,824	8,387	19,111	16,585
Design-Build contracts and development management	15,977	11,407	28,990	36,026
Selling, general, and administrative	6,822	9,345	13,029	15,165
Depreciation and amortization	7,986	8,182	15,816	16,266
Impairment charges	—	13,635	—	13,635

Total expenses	40,609	50,956	76,946	97,677

Income (loss) from continuing operations before other income (expense) and income tax benefit (expense)	969	(13,947)	3,776	(3,067)
Other income (expense):
Interest and other income	159	134	337	294
Interest expense	(5,027)	(5,393)	(9,877)	(10,481)
Interest rate derivative expense	—	(9)	—	(25)
Equity in earnings of unconsolidated real estate partnerships	5	—	12	3

Total other income (expense)	(4,863)	(5,268)	(9,528)	(10,209)

Loss from continuing operations before income tax benefit (expense)	(3,894)	(19,215)	(5,752)	(13,276)
Income tax benefit (expense)	(19)	5,174	(37)	3,448

Loss from continuing operations	(3,913)	(14,041)	(5,789)	(9,828)
Discontinued operations:
Income from discontinued operations	—	24	—	6
Gain on sale of dincontinued operations	—	264	—	264

Net loss	(3,913)	(13,753)	(5,789)	(9,558)

Net income attributable to the noncontrolling interests in real estate partnerships	(235)	(177)	(435)	(489)
Net loss attributable to the noncontrolling interests in operating partnership	724	1,909	1,232	1,311
Dividends on preferred stock	(1,562)	—	(3,124)	—

Net loss attributable to Cogdell Spencer Inc. common shareholders	$(4,986)	$(12,021)	$(8,116)	$(8,736)

Per share data — basic and diluted
Loss from continuing operations attributable to Cogdell Spencer Inc. common shareholders	$(0.10)	$(0.27)	$(0.16)	$(0.20)
Income from discontinued operations attributable to Cogdell Spencer Inc. common shareholders	—	0.01	—	—

Net loss per common share available to Cogdell Spencer Inc. common shareholders	$(0.10)	$(0.26)	$(0.16)	$(0.20)

Weighted average common shares — basic and diluted	51,058	46,111	51,033	44,449

Net income (loss) attributable to Cogdell Spencer Inc. common shareholders:
Continuing operations, net of tax	$(4,986)	$(12,267)	$(8,116)	$(8,967)
Discontinued operations	—	246	—	231

Net loss attributable to Cogdell Spencer Inc. common shareholders	$(4,986)	$(12,021)	$(8,116)	$(8,736)

Cogdell Spencer Inc.
Business Segment Reporting
(In thousands)
(unaudited)

		Design-Build
	Property	and	Intersegment	Unallocated
Three months ended June 30, 2011:	Operations	Development	Eliminations	and Other	Total

Revenues:
Rental revenue	$23,136	$—	$—	$—	$23,136
Design-Build contract revenue and other sales	—	31,744	(14,103)	—	17,641
Property management and other fees	760	—	—	—	760
Development management and other income	—	571	(530)	—	41

Total revenues	23,896	32,315	(14,633)	—	41,578

Certain operating expenses:
Property operating and management	9,426	—	—	—	9,426
Design-Build contracts and development management	—	30,009	(14,032)	—	15,977
Selling, general, and administrative	—	4,887	—	—	4,887

Total certain operating expenses	9,426	34,896	(14,032)	—	30,290

	14,470	(2,581)	(601)	—	11,288
Interest and other income	144	8	—	7	159
Corporate general and administrative expenses	—	—	—	(1,935)	(1,935)
Interest expense	—	—	—	(5,027)	(5,027)
Income tax expense applicable to funds from operations modified	—	—	—	(19)	(19)
Non-real estate related depreciation and amortization	—	(278)	—	(44)	(322)
Earnings from unconsolidated real estate partnerships, before real estate related depreciation and amortization	8	—	—	—	8
Noncontrolling interests in real estate partnerships, before real estate related depreciation and amortization	(526)	—	—	—	(526)
Dividends on preferred stock	—	—	—	(1,562)	(1,562)

Funds from operations modified (FFOM)	14,096	(2,851)	(601)	(8,580)	2,064

Amortization of intangibles related to purchase accounting	(42)	(189)	—	—	(231)

Funds from operations (FFO)	14,054	(3,040)	(601)	(8,580)	1,833

Real estate related depreciation and amortization	(7,436)	—	—	—	(7,436)
Noncontrolling interests in real estate partnerships, before real estate related depreciation and amortization	526	—	—	—	526
Acquisition-related expenses	(398)				(398)
Dividends on preferred stock	—	—	—	1,562	1,562

Net income (loss)	$6,746	$(3,040)	$(601)	$(7,018)	$(3,913)

Cogdell Spencer Inc.
Business Segment Reporting
(In thousands)
(unaudited)

		Design-Build
	Property	and	Intersegment	Unallocated
Six months ended June 30, 2011:	Operations	Development	Eliminations	and Other	Total

Revenues:
Rental revenue	$46,190	$—	$—	$—	$46,190
Design-Build contract revenue and other sales	—	55,527	(22,646)	—	32,881
Property management and other fees	1,536	—	—	—	1,536
Development management and other income	—	1,450	(1,335)	—	115

Total revenues	47,726	56,977	(23,981)	—	80,722

Certain operating expenses:
Property operating and management	18,629	—	—	—	18,629
Design-Build contracts and development management	—	51,496	(22,506)	—	28,990
Selling, general, and administrative	—	8,663	—	—	8,663

Total certain operating expenses	18,629	60,159	(22,506)	—	56,282

	29,097	(3,182)	(1,475)	—	24,440
Interest and other income	308	16	—	13	337
Corporate general and administrative expenses	—	—	—	(4,366)	(4,366)
Interest expense	—	—	—	(9,877)	(9,877)
Income tax expense applicable to funds from operations modified	—	—	—	(37)	(37)
Non-real estate related depreciation and amortization	—	(556)	—	(87)	(643)
Earnings from unconsolidated real estate partnerships, before real estate related depreciation and amortization	18	—	—	—	18
Noncontrolling interests in real estate partnerships, before real estate related depreciation and amortization	(1,024)	—	—	—	(1,024)
Dividends on preferred stock	—	—	—	(3,124)	(3,124)

Funds from operations modified (FFOM)	28,399	(3,722)	(1,475)	(17,478)	5,724

Amortization of intangibles related to purchase accounting	(85)	(378)	—	—	(463)

Funds from operations (FFO)	28,314	(4,100)	(1,475)	(17,478)	5,261

Real estate related depreciation and amortization	(14,716)	—	—	—	(14,716)
Noncontrolling interests in real estate partnerships, before real estate related depreciation and amortization	1,024	—	—	—	1,024
Acquisition-related expenses	(482)				(482)
Dividends on preferred stock	—	—	—	3,124	3,124

Net income (loss)	$14,140	$(4,100)	$(1,475)	$(14,354)	$(5,789)

Cogdell Spencer Inc.
Reconciliation of Net Loss to Funds from Operations Modified (FFOM) (1)
(In thousands, except per share and unit amounts)
(unaudited)

	For the Three Months Ended		For the Six Months Ended
	June 30, 2011	June 30, 2010	June 30, 2011	June 30, 2010
Net income (loss)	$(3,913)	$(13,753)	$(5,789)	$(9,558)
Add:
Real estate related depreciation and amortization:
Wholly-owned and consolidated properties	7,433	7,272	14,710	14,465
Unconsolidated real estate partnerships	3	3	6	6
Acquisiton-related expenses	398	—	482	—
Less:
Noncontrolling interests in real estate partnerships, before real estate related depreciation and amortization	(526)	(479)	(1,024)	(1,094)
Dividends on preferred stock	(1,562)	—	(3,124)	—
Gain on sale of real estate property	—	(264)	—	(264)

Funds from Operations (FFO) (1)	1,833	(7,221)	5,261	3,555
Amortization of intangibles related to purchase accounting, net of income tax benefit	231	374	463	748

Funds from Operations Modified (FFOM) (1)	$2,064	$(6,847)	$5,724	$4,303

FFO per share and unit — basic and diluted	$0.03	$(0.13)	$0.09	$0.07
FFOM per share and unit — basic and diluted	$0.04	$(0.13)	$0.10	$0.08

Weighted average shares and units outstanding — basic and diluted	58,465	53,913	58,452	52,245

(1)
FFO is a supplemental non-GAAP financial measure used by the real estate industry to measure the operating performance of real estate companies. FFOM adds back to traditionally defined FFO non-cash amortization of non-real estate related intangible assets associated with purchase accounting. We present FFO and FFOM because we consider them important supplemental measures of operational performance. We believe FFO is frequently used by securities analysts, investors and other interested parties in the evaluation of REITs, many of which present FFO when reporting their results. We believe that FFOM allows securities analysts, investors and other interested parties to evaluate current period results to results prior to the acquisition of MEA Holdings, Inc. FFO and FFOM are intended to exclude GAAP historical cost depreciation and amortization of real estate and related assets, which assumes that the value of real estate assets diminishes ratably over time. Historically, however, real estate values have risen or fallen with market conditions. Because FFO and FFOM excludes depreciation and amortization unique to real estate, gains and losses from property dispositions and extraordinary items, they provide performance measures that, when compared year over year, reflect the impact to operations from trends in occupancy rates, rental rates, operating costs, development activities and interest costs, providing a perspective not immediately apparent from net income. We compute FFO in accordance with standards established by the Board of Governors of NAREIT in its March 1995 White Paper (as amended in November 1999 and April 2002), which may differ from the methodology for calculating FFO and FFOM utilized by other equity REITs and, accordingly, may not be comparable to such other REITs. We adjust the NAREIT definition to add back noncontrolling interests in consolidated real estate partnerships before real estate related depreciation and amortization, acquisition-related expenses, and deduct dividends on preferred stock. Further, FFO and FFOM do not represent amounts available for management’s discretionary use because of needed capital replacement or expansion, debt service obligations, or other commitments and uncertainties. FFO and FFOM should not be considered as an alternative to net income (loss) (computed in accordance with GAAP) as an indicator of our performance, nor are they indicative of funds available to fund our cash needs, including our ability to pay dividends or make distributions.

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